UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

320 Bent Street Cambridge, MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 9, 2013, Idenix Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the United States Patent and Trademark Office (“USPTO”) declared a patent interference between Idenix’s U.S. Patent 7,608,600 and Gilead Sciences, Inc.’s U.S. Patent Application 11/854,218, both related to the use of certain 2'-methyl, 2'-fluoro nucleoside compounds to treat hepatitis C virus (“HCV”) infections.

A patent interference is an administrative proceeding conducted by the USPTO in order to determine which party is entitled to a patent when two or more parties claim patent rights to the same technology. Under applicable U.S. law, a patent is awarded to the first party to invent a particular technology, subject to certain limitations. The applicant who filed the earlier patent application is referred to as the senior party in the patent interference and the applicant with the later filing date is referred to as the junior party. The junior party bears the burden of proof to demonstrate that it invented the technology in question before the senior party. In this case, the USPTO has initially determined that Idenix is the senior party and that Gilead is the junior party.

Other Ongoing Patent Disputes

In February 2012, the USPTO initiated a separate interference involving a pending Idenix patent application (U.S. Patent Application 12/131,868) covering certain 2'-methyl, 2'-fluoro nucleoside compounds and a granted Gilead patent (U.S. Patent 7,429,572) also related to certain 2'-methyl, 2'-fluoro nucleoside compounds. This patent interference is currently ongoing.

In December 2013, Idenix announced it filed two lawsuits against Gilead: a patent infringement lawsuit in the United States District Court in Boston, Massachusetts (Idenix U.S. Patents 6,914,054 and 7,608,597) and a separate patent infringement and interference lawsuit in the United States District Court in Wilmington, Delaware (Idenix U.S. Patent 7,608,600 and Gilead U.S. Patent 8,415,322). The patents asserted by Idenix in its Massachusetts infringement lawsuit are not the same patents at issue in the U.S. patent interferences or in ongoing foreign litigation. The patent in the Delaware lawsuit is the same as the patent involved in this second patent interference.

Foreign litigation is ongoing related to lawsuits Gilead has filed against Idenix in various jurisdictions outside the United States to invalidate granted Idenix patents covering certain 2'-methyl-2'-fluoro nucleoside compounds and their use in treating HCV or other Flaviviridae viruses.

The full text of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated December 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: December 9, 2013	By:	/s/ Maria Stahl
Maria Stahl Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 9, 2013